UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): NOVEMBER 18, 1997


                             Commission File No. 1-12575


                          UTAH MEDICAL PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)


                   UTAH                            87-0342734
      (State or other jurisdiction of           I.R.S. Employer
      incorporation or organization)          Identification No.)


                              7043 South 300 West
                              Midvale, Utah  84047
                     Address of principal executive offices


Registrant's telephone number:      (801) 566-1200


             ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     On November 18, 1997, the Executive Committee of the Board of Directors of Utah Medical Products, Inc. ("UM" or "the Company") determined not to engage Deloitte & Touche LLP, Salt Lake City, Utah ("D&T SLC") as the Company's principal accountant to audit and report on the Company's financial statements for the year ended December 31, 1997. Significantly increased fees (bid at least 50% higher than for the previous year, despite UM's decreased business activity) is the reason for the change.


     The report of D&T SLC on UM's financial statements consisting of consolidated balance sheets as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. In addition to D&T SLC, which previously acted as UM's principal accountant, UM has retained Tanner + Co. for its tax preparation work for the past three years, and Deloitte Touche Tohmatsu International for its Ireland subsidiary, Utah Medical Products Ltd., since its incorporation in 1995. Columbia Medical, Inc., a private company acquired by UM in July, 1997, previously retained Talbot, Korvola & Warwick, LLP to provide compilation of financial statements and tax returns. D&T SLC issued an unqualified opinion on the financial statements of Columbia Medical, Inc., for the year ended December 31, 1996.

     In connection with the Company's two most recent fiscal year audits and any subsequent interim period preceding the dismissal of D&T SLC, there were no disagreements with D&T SLC or reportable events on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In connection with its audit of UM's 1996 financial statements, D&T SLC noted no matters involving the internal control structure and its operations that they considered to be material weaknesses.

     The Company has provided the former accountant, D&T SLC, with a copy of the foregoing disclosure. A letter, addressed to the Commission, by the former accountant stating that it agrees with the above statements made by the Company, is attached hereto as an exhibit.

     On November 18, 1997, the Executive Committee of the Board of Directors of UM approved the engagement of Tanner + Co., Salt Lake City, Utah as independent accountant and auditor to report on UM's financial statements for the year ended December 31, 1997.

     No consultations occurred between UM and Tanner + Co. during the two most recent fiscal years and any subsequent interim period prior to Tanner + Company's appointment regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on UM's financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement or a reportable event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.


                               ITEM 7.  EXHIBITS


  c) Exhibits

                  SEC
Exhibit #     Reference #                          Title of Document


 1         16    Letter from Deloitte and Touche LLP, dated November 24,
                 1997, to Utah Medical Products, Inc. regarding change in certifying accountant.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchanges Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                UTAH MEDICAL PRODUCTS, INC.

                                REGISTRANT





Date: 11/25/97                  By:\s\ Kevin L. Cornwell
                                       CEO and CFO